Exhibit 3.2

ARTICLES OF CONVERSION

OF

BRICKTOWN BREWERY RESTAURANTS LLC

(an Oklahoma limited liability company)

TO

BRICKTOWN RESTAURANT GROUP, INC.

(a Delaware corporation)

It is hereby certified that:

1. The name of the converting Oklahoma limited liability company is Bricktown Brewery Restaurants LLC (“Bricktown-OK”).

2. Bricktown-OK filed its original articles of organization in the State of Oklahoma on October 22, 2014.

3. The name of the corporation to which Bricktown-OK will be converted is Bricktown Restaurant Group, Inc., a Delaware corporation (“Bricktown-DE”), and the state of incorporation of Bricktown-DE is Delaware.

4. The Conversion shall be effective (the “Effective Time”) upon (a) the filing with the Secretary of State of the State of Oklahoma of these Articles of Conversion and (b) the filing with the Secretary of State of the State of Delaware of (i) the Certificate of Incorporation of Bricktown-DE and (ii) the Certificate of Conversion of Bricktown-OK meeting the requirements of Section 265 of the Delaware General Corporation Law.

5. The conversion of Bricktown-OK into Bricktown DE has been approved in accordance with the applicable provisions of the Oklahoma Limited Liability Company Act.

6. Bricktown-DE may be served with process in the State of Oklahoma in any action, suit or proceeding for enforcement of any obligation of Bricktown-DE arising while it was a domestic limited liability company, and Bricktown-DE irrevocably appoints the Secretary of State of Oklahoma as its agent to accept service of process in any such action, suit or proceeding, and its address to which a copy of the process shall be mailed to it by the Secretary of State of Oklahoma.

7. At the Effective Time, automatically by virtue of the conversion and without any further action on the part of Bricktown-OK or any member thereof, each membership interest of Bricktown-OK outstanding immediately prior to the Effective Time shall convert into [ ] validly issued, fully paid and non-assessable share of common stock, par value $0.001 per share, of Bricktown-DE.

[SIGNATURE ON THE NEXT PAGE]

The undersigned President and Secretary of Bricktown Brewery Restaurants LLC, an Oklahoma limited liability company, hereby acknowledge, verify and attest, under the penalties for perjury, that the matters and facts stated herein are true in all material respects to the best of their knowledge, information and belief.

Executed as of this ____ day of _______, 2019.

Bricktown Brewery Restaurants LLC,
a Oklahoma limited liability company

By:
	Name:	W.G. Buck Warfield
	Title:	President

By:
	Name:	William C. Liedtke III
	Title:	Secretary

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